                                                                    EXHIBIT 99.1


                           FOOTHILL INDEPENDENT BANK
                            PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                           DECEMBER 31, 1996 AND 1995




                               TABLE OF CONTENTS




INDEPENDENT AUDITORS' REPORT  . . . . . . . . . . . . . . . . . . . . . . . . . . .   1


FINANCIAL STATEMENTS
    Statements of Net Assets Available For Benefits
    December 31, 1996 and 1995  . . . . . . . . . . . . . . . . . . . . . . . . . .   2

    Statements of Changes in Net Assets Available For Benefits
    For the Year Ended December 31 ,1996 and 1995 . . . . . . . . . . . . . . . . .   3


NOTES TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .   4


SUPPLEMENTARY INFORMATION
    Schedule of Assets Held For Investment Purposes . . . . . . . . . . . . . . . .   8

                    [VAVRINEK, TRINE, DAY & CO. LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT



Foothill Independent Bank
Partners In Your Future 401(K) Profit Sharing Plan
Glendora, California

We have audited the accompanying statements of net assets available for benefits of the Foothill Independent Bank Partners In Your Future 401 (K) Profit Sharing Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Foothill Independent Bank Partners In Your Future 401 (K) Profit Sharing Plan at December 31, 1996 and 1995, and the changes in its net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                                VAVRINEK, TRINE, DAY & CO.


Rancho Cucamonga, California
March 26, 1996

                           FOOTHILL INDEPENDENT BANK
                            PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           DECEMBER 31, 1996 AND 1995



                                                   1996            1995
                                                ----------      ----------
ASSETS

INVESTMENTS AT FAIR MARKET VALUE
        Mutual funds                            $  876,302      $  559,167
        Foothill Independent Bank stock          1,064,272         529,913
        Money market funds                         176,267         141,547
        Loan funds                                  24,835           2,208
                Total Investments (Note #3)     ----------      ----------
                                                 2,141,676       1,232,835

CASH                                                   289              64
RECEIVABLES (Note #4)                               18,648          19,471
                                                ----------      ----------
                Total Assets                     2,160,613       1,252,370

LIABILITIES
        Benefits payable (Note #5)                  45,123           7,921
                                                ----------      ----------

NET ASSETS AVAILABLE FOR BENEFITS               $2,115,490      $1,244,449
                                                ==========      ==========





The accompanying notes are an integral part of these financial statements.

                           FOOTHILL INDEPENDENT BANK
                            PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                 FOR THE YEAR ENDED DECEMBER 31, 1996 AND 1995



                                                   1996            1995
                                                ----------      ----------
ADDITIONS TO NET ASSETS ATTRIBUTED TO
        Net unrealized appreciation in fair
          value of assets                       $  321,484      $   26,357
        Interest                                     8,096          11,364
        Dividends                                   97,180          77,045
        Realized gain on sale of assets             13,172          16,986
        Other income                                41,732           1,185
                                                ----------      ----------
                Total Investment Income            481,664         132,937
                                                ----------      ----------

        Contributions
           Employee                                444,768         432,526
           Employer                                137,763         134,160
                                                ----------      ----------
                Total Contributions                582,531         566,686
                                                ----------      ----------
                Total Additions to Net Assets    1,064,195         699,623

DEDUCTION FROM NET ASSETS ATTRIBUTED TO
        Benefits paid directly to participants    (193,154)       (235,955)
                                                ----------      ----------

NET INCREASE IN NET ASSETS                         871,041         463,668
NET ASSETS AVAILABLE FOR BENEFITS,
  Beginning of year                              1,244,449         780,781
                                                ----------      ----------
NET ASSETS AVAILABLE FOR BENEFITS,
  End of year                                   $2,115,490      $1,244,449
                                                ==========      ==========



The accompanying notes are an integral part of these financial statements.

                           FOOTHILL INDEPENDENT BANK
                            PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995




NOTE #1 - DESCRIPTION OF PLAN

The following description of the Foothill Independent Bank Partners In Your Future 401(K) Profit Sharing Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

A.       General
         -------

         The Plan is a defined contribution plan covering all full-time employees of Foothill Independent Bank (FIB). There is no age or service requirement. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). FIB adopted the Plan effective January 1, 1994.

B.       Contributions
         -------------

         Each year, FIB contributes to the Plan matching contributions equal to a discretionary percentage, to be determined by the Employer, of the participant's salary reductions. Participants may contribute up to 10 percent of their annual wages before bonuses and overtime.

C.       Participant Accounts
         --------------------

         Each participant's account is credited with the participant's contribution and allocation of (a) the FIB contributions, and (b) Plan earnings. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

D.       Vesting
         -------

         Participants are vested in FIB contributions according to the following schedule:

         Year of
         Service                                        Percentage
         -------                                        ----------
         1 Year                                             25%
         2 Years                                            50%
         3 Years                                           100%


         Employee contributions, deferrals and rollovers are immediately 100% vested. No vested benefit may be forfeited.

                           FOOTHILL INDEPENDENT BANK
                            PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995




NOTE #1 - DESCRIPTION OF PLAN, Continued

E.       Payment of Benefits
         -------------------

         On termination of service, a participant may receive a lump-sum amount equal to the value of his or her account or may roll-over the value of his or her account to another plan.

F.       Loans to Participants
         ---------------------

         Participants may apply for a loan of up to one-half of total prior contributions. The loans are secured by the accounts of the participant. The loans are available to all participants and bear a reasonable rate of interest.


NOTE #2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Valuation of Assets
-------------------

If available, quoted market prices are used to value investments. Many factors are considered in arriving at fair value. Mutual funds are valued based upon the market unit value of the fund as a whole and not on individual investments of the fund.

Tax Status
----------

The Trust established under the Plan to hold the Plan's assets is qualified under the appropriate section of the Internal Revenue Code. Accordingly, the Plan's net investment income is exempt from income taxes. The Plan has received a favorable tax determination letter from the Internal Revenue Service and the Plan sponsor believes that the Plan continues to qualify and operate as designed.

Administration of Plan Assets
-----------------------------

Contributions made by FIB and its employees are held and managed by a Trustee, which invests the cash received, interest and dividends in accordance with participant's instructions. Distributions to participants are made by the Trustee. The Trustee also administers the payment of principal and interest on participant loans.

Certain administrative functions are performed by officers or employees of FIB. No such officer or employee receives additional compensation from the Plan.
The administrative and Trustee fees associated with the Plan are paid by FIB and not from the Plan assets.

                           FOOTHILL INDEPENDENT BANK
                            PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995




NOTE #3 - INVESTMENTS

The Plan's investments are held by a bank administered trust fund. The following table presents the fair values of investments. Investments that represent five percent or more of the Plan's net assets are separately identified.

                              December 31, 1996          December 31, 1995
                           -----------------------     -----------------------
                           Cost Basis   Fair Value     Cost Basis   Fair Value
                           ----------   ----------     ----------   ----------
Fair Value of Investments
  Mutual funds
    Growth equity fund     $  325,590   $  373,010     $  189,870   $  214,727
    Intermediate term
      bond fund               155,256      154,868         92,181       95,544
    Balanced fund             308,001      348,424        221,211      248,896
  Foothill Independent
      Bank stock              802,999    1,064,272        559,461      529,913
  Money market funds          176,267      176,267        141,547      141,547
  Loan funds                   24,835       24,835          2,208        2,208
                           ----------   ----------     ----------   ----------
      Total Investments    $1,792,948   $2,141,676     $1,206,478   $1,232,835
                           ==========   ==========     ==========   ==========

During 1996 and 1995, the Plan's investments (including investments bought, sold and held during the year) appreciated in value by $321,484 and $26,357 during 1996 and 1995, respectively, as follows:

                                                        1996           1995
                                                      --------       --------
Net Change in Fair Value
  Mutual funds                                        $ 38,627       $ 55,905
  Foothill Independent Bank stock                      282,857        (29,548)
                                                      --------       --------
        Net Change in Fair Value                      $321,484       $ 26,357
                                                      ========       ========

NOTE #4 - RECEIVABLES

Receivables at December 31, consist of the following:

                                                       1996           1995
                                                      -------        -------
Contributions
   Employer                                           $ 4,560        $ 5,437
   Employee                                            14,088         14,034
                                                      -------        -------
        Total Receivables                             $18,648        $19,471
                                                      =======        =======

                           FOOTHILL INDEPENDENT BANK
                            PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE #5 - PENDING BENEFITS PAYABLE

As of December 31, payments to participants who have withdrawn from the Plan, but have not yet been paid totaled $45,123 and $7,921 for 1996 and 1995, respectively.


NOTE #6 - TERMINATION OF PLAN

Although it has not expressed any intent to do so, FIB has the right under the Plan to discontinue its contributions at any time and to terminate the Plan, subject to provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

                           =========================

                           SUPPLEMENTARY INFORMATION

                           =========================

                           FOOTHILL INDEPENDENT BANK
                            PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               DECEMBER 31, 1996



FORM 5500 - SCHEDULE G


Identity of Issue, Borrower,                                             Current
  Lessor or Similar Party       Description of Investment     Cost        Value
----------------------------    -------------------------   ----------  ----------
Foothill Independent Bank       Common stock 92545 shares   $  802,999  $1,064,272
Union Bank Money Market Fund    Money market funds
                                   176267 units                176,267     176,267
Union Bank Intermediate Term
  Bond Fund                     Mutual funds 15913 units       155,256     154,868
Union Bank Balanced Fund        Mutual funds 23767 units       308,001     348,424
Union Bank Growth Equity
  Fund                          Mutual funds 19287 units       325,590     373,010
Participant Loans               Various loans at 8.25%
                                   to 10.43% interest           24,835      24,835
                                                            ----------  ----------
                                                            $1,792,948  $2,141,676
                                                            ==========  ==========